UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As described in Item 2.01 of this report, on January 9, 2015, The Advisory Board Company (the “Company”) completed the acquisition of Royall Acquisition Co. (“Royall”) through its purchase of all of Royall’s outstanding capital stock (the “Stock Purchase”) from Royall Holdings, LLC (the “Seller”). Upon completion of the acquisition, Royall and Royall’s three wholly-owned subsidiaries became wholly-owned subsidiaries of the Company.

In connection with, and upon the completion of, the Stock Purchase, the Company and certain of the Company’s subsidiaries, including Royall and Royall’s subsidiaries, entered into the material definitive agreements described below.

The information set forth in Items 2.01, 2.03 and 3.02 of this report is incorporated by reference in this Item 1.01.

Credit Agreement

On January 9, 2015, in connection with the completion of the Stock Purchase, the Company entered into a Credit Agreement, dated as of January 9, 2015 (the “Credit Agreement”), with the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties to the agreement. The lenders under the Credit Agreement on the closing date (the “Lenders”) provided the Company with $775 million of senior secured credit facilities (the “Credit Facilities”) for application to the Stock Purchase and the Company’s corporate needs after the closing of the Stock Purchase. The Lenders were JPMorgan Chase Bank, N.A., Bank of America, N.A., Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A. and Barclays Bank PLC.

The Credit Facilities consist of (a) a term loan facility in the original principal amount of $725 million (the “Term Facility”) and (b) a revolving credit facility (the “Revolving Facility”) under which up to $50 million principal amount of borrowings and other credit extensions may be outstanding at any time.

The Company is the borrower under the Credit Facilities. As described below, the Company’s obligations under the Credit Facilities are guaranteed by the Company’s domestic subsidiaries, and the obligations of the Company and the subsidiary guarantors under the Credit Facilities are secured by a first-priority security interest in substantially all of the assets of the Company and its domestic subsidiaries.

The Credit Facilities contain customary negative covenants restricting certain actions that may be taken by the Company and its subsidiaries. Subject to specified exceptions, these covenants limit the ability of the Company and its subsidiaries to incur indebtedness, create liens on their assets, pay cash dividends, repurchase the Company’s common stock and make other restricted payments, make investments in or loans to other parties, sell assets, engage in mergers and acquisitions, enter into transactions with affiliates, enter into sale and leaseback transactions, and change their businesses. The Credit Facilities also contain customary affirmative covenants, including, among others, covenants requiring compliance with laws, maintenance of corporate existence, licenses, properties and insurance, payment of taxes and performance of other material obligations, and delivery of financial and other information to the lenders. The Borrower is required to maintain quarterly compliance with a maximum first lien leverage ratio.

The Credit Facilities contain customary events of default, as described in Item 2.03 of this report.

Term Facility. All $725 million of term loans available under the Term Facility were drawn at the closing of the Stock Purchase to pay a portion of the cash purchase price for the Royall capital stock. The Company will be able to elect, subject to pro forma compliance with specified financial tests and other customary conditions, to solicit the lenders under the Credit Facilities or other prospective lenders to add one or more incremental term loan facilities to the Credit Facilities or to increase commitments under the Revolving Facility in an aggregate amount of at least $100 million.

The Term Facility will mature, and all outstanding term loans under the facility will become due and payable, on the seventh anniversary of the facility closing date. The term loans are repayable in equal quarterly installments of 1% per year until the maturity date. The Company is required to make principal prepayments under the Term Facility from (a) specified excess cash flows from operations and (b) the net proceeds of specified types of asset sales, casualty events and incurrences of debt. The Company may prepay outstanding term loans without premium or penalty, except that a prepayment fee equal to 1% of the aggregate amount of any prepayment will be required during the first year of the facility in connection with prepayments that involve specified types of repricings.

Amounts drawn under the Term Facility generally bear interest, payable quarterly, at an annual rate calculated, at the Company’s option, on the basis of either (a) an alternate base rate plus an initial margin of 3.00% or (b) the applicable London interbank offered rate (“LIBO rate”) plus an initial margin of 4.00%, subject in each case to decreases based on a financial test. The interest rate on the alternate base rate loans will fluctuate as the base rate fluctuates, while the interest rate on the other loans will be adjusted at the end of each applicable interest period. Interest on alternate base rate loans will be payable quarterly in arrears, while interest on such other loans will be payable at the end of each applicable interest period, except that, in the case of any interest period longer than three months, interest will be payable at the end of each three-month period.

Revolving Facility. The Revolving Facility was undrawn at the facility closing date. The Revolving Facility will mature on the fifth anniversary of the facility closing date. The facility loans may be borrowed, repaid and reborrowed from time to time during the term of the facility. The Company may use the proceeds of borrowings under the Revolving Facility, when drawn, to finance working capital needs and for general corporate purposes, including permitted acquisitions.

Amounts drawn under the Revolving Facility generally bear interest, payable quarterly, at an annual rate calculated, at the Company’s option, on the basis of either (a) an alternate base rate plus an initial margin of 2.50% or (b) the applicable LIBO rate plus an initial margin of 3.50%, subject in each case to decreases based on compliance with a financial test.

The Lenders and their affiliates previously have performed and in the future may perform financial advisory, commercial banking and investment banking services for the Company, for which they have received for past services, and are expected to receive for future services, customary fees and expense reimbursements.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the text of the Credit Agreement.

Pledge and Security Agreement

On January 9, 2015, concurrently with their entry into the Credit Agreement, the Company and its domestic subsidiaries, as Grantors, entered into a Pledge and Security Agreement, dated as of January 9, 2015 (the “Pledge and Security Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent. Under the Pledge and Security Agreement, the Company and such subsidiaries have pledged, assigned and granted to the Administrative Agent, for the benefit of the lenders and other secured parties under the Credit Agreement, first-priority security interests in substantially all of their tangible and intangible assets, including a pledge of some or all of the capital stock of each subsidiary. A copy of the Pledge and Security Agreement is filed as Exhibit 10.2 to this report. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the text of the Pledge and Security Agreement.

Guaranty

On January 9, 2015, concurrently with their entry into the Credit Agreement and the Pledge and Security Agreement, the Company’s domestic subsidiaries entered into a Guaranty (the “Guaranty”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of the lenders and other secured parties under the Credit Agreement. Under this instrument, the subsidiaries have fully and unconditionally guaranteed the performance of the Company’s obligations under the Credit Agreement and the other loan documents, including payment of all amounts due from time to time under the Credit Facilities. A copy of the Guaranty is filed as Exhibit 10.3 to this report. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the text of the Guaranty.

Registration Rights and Governance Agreement

On January 9, 2015, upon the completion of the Stock Purchase, the Company and the Seller entered into a Registration Rights and Governance Agreement, dated as of January 9, 2015 (the “Registration Rights Agreement”), under which the Company has agreed, for a maximum period of one year, to register under the Securities Act of 1933 (the “Securities Act”) the Company Shares issued by the Company to the Seller as consideration in the Stock Purchase, as described in Item 2.01 of this report, for resale by the Seller in the public market upon demand by the Seller or in connection with other registered offerings of common stock by the Company. The Seller’s exercise of its registration rights is subject to notice requirements, timing restrictions and volume limitations that may be imposed by the underwriter of an offering. The Company generally will be required to bear the expenses of any such registrations, except for underwriting discounts and commissions. Except as otherwise provided in the Registration Rights Agreement, the Seller is prohibited thereunder from selling, transferring or otherwise disposing of any Company Shares for 180 days after the Stock Purchase closing date without the Company’s prior written consent.

The Seller has agreed, for so long as it may exercise registration rights under the Registration Rights Agreement, to take all such action as may be required so that, solely with respect to any routine matters to be voted on by the Company’s stockholders, all

Company Shares beneficially owned by the Seller and its affiliates are voted either (a) in accordance with the recommendations of the Company’s board of directors or (b) for or against any such matter in the same proportion as the shares owned by all other stockholders (excluding the Seller and each of its affiliates that is a stockholder of the Company) are voted with respect to such matter. The Seller also has agreed that it and all of its affiliates beneficially owning any Company Shares will be present (or cause all record holders of such Company Shares to be present), in person or by proxy, at all meetings of the Company’s stockholders so that all such Company Shares beneficially owned by the Seller and any such affiliate may be counted for the purposes of determining the presence of a quorum at such meeting.

A copy of the Registration Rights Agreement is filed as Exhibit 10.4 to this report. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the text of the Registration Rights Agreement.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Items 1.01 and 2.01 of this report is incorporated by reference in this Item 1.02.

Effective January 9, 2015, in connection with the completion of the Stock Purchase and the Company’s entry into the Credit Facilities, the Company terminated its $150 million senior secured revolving credit facility under the Credit Agreement, dated as of July 30, 2012, among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders and other parties thereto. As of the termination date, there were no revolving loans outstanding under the facility.

JPMorgan Chase Bank, N.A. and its affiliates previously have performed and in the future may perform financial advisory, commercial banking and investment banking services for the Company, for which they have received for past services, and are expected to receive for future services, customary fees and expense reimbursements.

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 9, 2015, the Company completed its previously announced acquisition of Royall pursuant to the terms of the Stock Purchase Agreement, dated as of December 10, 2014 (the “Purchase Agreement”), among the Company, Royall and Royall Holdings, LLC, which was the Seller under the Purchase Agreement. The acquisition was completed through the Company’s purchase of 100% of Royall’s outstanding capital stock (the “Royall Stock”) from the Seller.

At the closing of the Stock Purchase, the Company paid the Seller, in consideration for the Royall Stock, the purchase price described below in cash and Company common stock, net of Royall’s cash on hand and Royall’s net indebtedness, which was retired at the closing, and subject to a post-closing working capital adjustment. The purchase price consideration consisted of (a) $750 million in cash and (b) 2,428,364 shares of Company common stock (the “Company Shares”) valued at approximately $121.2 million, or $49.92 per share based on the closing price of the common stock on January 9, 2015 as reported on the NASDAQ Global Select Market. The 2,428,364 Company Shares issued to the Seller was the minimum number of Company Shares that could have been issued under the pricing collar set forth in the Purchase Agreement, since the volume-weighted average trading price of the Company’s common stock on the NASDAQ Global Select Market for the 15 consecutive trading days ending on (and including) January 7, 2015 was higher than the pricing collar ceiling price of $41.18.

The Company funded the cash portion of the purchase price and the costs and expenses of the Stock Purchase from the proceeds of the Term Facility described in Item 1.01 of this report and cash on hand.

The foregoing description of the Stock Purchase and the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 10-K filed with the SEC on December 11, 2014.

The information set forth in Items 1.01, 1.02, 2.03, 3.02 and 8.01 of this report is incorporated by reference in this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated by reference in this Item 2.03.

On January 9, 2015, upon the closing of the Credit Facilities as described in Item 1.01 of this report, the Company became obligated as the borrower, and certain of the Company’s subsidiaries became obligated as guarantors, under $725 million principal amount of senior secured indebtedness under the Term Facility.

Subject to conditions of availability established under the Credit Agreement, the Company may become obligated as the borrower, and certain of the Company’s subsidiaries may become obligated as guarantors, under up to an additional $50 million principal amount of senior secured indebtedness outstanding under the Revolving Facility at any time.

The payment of all outstanding principal, interest and other amounts outstanding from time to time under the Term Facility and the Revolving Facility may be declared immediately due and payable upon the occurrence of an event of default under the Credit Agreement. The Credit Facilities contain customary events of default, including an event of default upon a change of control of the Company. An event of default also will occur under the Credit Facilities, subject to customary grace periods for some covenants, if the Company or, in some cases, a subsidiary guarantor or other subsidiary fails to make payments when due, makes a material misrepresentation, fails to comply with affirmative or negative covenants, defaults on other material indebtedness, fails to discharge material judgments, becomes subject to certain claims under ERISA, fails to comply with certain material agreements, or, in the case of the Company or a material subsidiary, becomes subject to specified events of bankruptcy, insolvency, or reorganization or similar events. If an event of default occurs and is not cured within any applicable grace period or is not waived, the lenders under the Credit Facilities would have the right to accelerate repayment of the indebtedness and other obligations owing under the Credit Agreement and the Guaranty, and foreclose on the collateral pledged under the Pledge and Security Agreement, to the extent permitted under the loan documents and applicable law.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Items 1.01, 2.01 and 8.01 of this report is incorporated by reference in this Item 3.02.

The Company issued the Company Shares to the Seller for the consideration and in the circumstances described in Item 1.01 of this report in a non-public offering in reliance on exceptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Seller has represented to the Company that the Seller is an “accredited investor” as defined in Rule 501(a) under the Securities Act, will not acquire the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, and has received and has had access to adequate information about the Company. The Company Shares are subject to restrictions on transfer and are evidenced by certificates bearing restrictive legends relating to compliance with the Securities Act.

Item 8.01	Other Events

The information set forth in Items 1.01 and 2.01 of this report is incorporated by reference in this Item 8.01.

In connection with the Stock Purchase, the Company adopted The Advisory Board Company Inducement Stock Incentive Plan for Royall Employees to provide for inducement grants of equity awards to certain continuing Royall employees, to attract and retain their services following the acquisition. In connection with the closing of the acquisition, inducement awards were made to approximately 60 continuing employees of Royall, and consisted of performance-based stock options to purchase an aggregate of 1,760,000 shares of common stock, and performance-based restricted stock units for an aggregate of 146,667 shares of common stock. Stock options granted under the inducement plan have an exercise price equal to the closing price of Company common stock on the NASDAQ Global Select Market on January 9, 2015. The stock options have a seven-year term and are eligible to vest, if performance-based vesting criteria are satisfied, in installments commencing in January 2017 and ending in January 2020. The restricted stock units are also eligible to vest in installments commencing in January 2017 and ending in January 2020, subject to satisfaction of performance-based vesting criteria. The vesting criteria in both cases are based on performance of the Royall programs and services.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The Company will furnish the financial statements of the business acquired as required by Item 9.01(a) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Stock Purchase reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules.

(b)	Pro Forma Financial Information

The Company will furnish the pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Stock Purchase reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules.

(d)	Exhibits

The following documents are herewith filed as exhibits to this report:

Exhibit No.	Exhibit

10.1	Credit Agreement, dated as of January 9, 2015, among The Advisory Board Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.

10.2	Pledge and Security Agreement, entered into as of January 9, 2015, among The Advisory Board Company and the Subsidiaries of The Advisory Board Company party thereto, as Grantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Guaranty made as of January 9, 2015 by the Subsidiaries of The Advisory Board Company party thereto in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4	Registration Rights and Governance Agreement, dated as of January 9, 2015, among The Advisory Board Company and Royall Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: January 12, 2015	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of January 9, 2015, among The Advisory Board Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.

10.2	Pledge and Security Agreement, entered into as of January 9, 2015, among The Advisory Board Company and the Subsidiaries of The Advisory Board Company party thereto, as Grantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Guaranty made as of January 9, 2015 by the Subsidiaries of The Advisory Board Company party thereto in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4	Registration Rights and Governance Agreement, dated as of January 9, 2015, among The Advisory Board Company and Royall Holdings, LLC.